UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

Check the appropriate box below if the Form 8–K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CRF 240.13e–4(c))

Item 8.01	Other Events.

On March 7, 2012, we entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”), relating to the issuance and sale of 13,000,000 shares of our common stock, par value $0.001 per share. The assumed price to the public in this offering is $15.62 per share, and the Underwriter has agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $15.39 per share. The net proceeds to us from this offering are expected to be approximately $200.1 million, after deducting underwriting discounts and commissions but before deducting other estimated offering expenses. The offering is expected to close on or about March 13, 2012, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 1,950,000 shares of common stock.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Amylin and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our effective registration statement on Form S-3ASR (Registration Statement No. 333-179964) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On March 7, 2012, we issued a press release announcing that we had commenced the offering. On March 8, 2012, we issued a press release announcing that we had priced the offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Underwriting Agreement, dated March 7, 2012.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated March 7, 2012, titled “Amylin Pharmaceuticals Announces Public Offering of Common Stock.”

99.2	Press Release, dated March 8, 2012, titled “Amylin Pharmaceuticals Announces Pricing of Public Offering of Common Stock.”

Forward-Looking Statements

This report contains forward-looking statements about Amylin and its public offering of common stock, including statements regarding Amylin’s expectations with respect to the completion, timing and size of its offering, and the expected net proceeds from the offering, which involve risks and uncertainties. Actual results could differ materially from those discussed or implied in this report due to a number of risks and uncertainties, including risks associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks that BYETTA® (exenatide) injection, SYMLIN® (pramlintide acetate) injection or BYDUREON™ (exenatide extended-release for injectable suspension), and the revenues or royalties generated from these products, may be affected by competition, unexpected new data, safety and technical issues, or manufacturing and supply issues; risks that our financial results may fluctuate significantly from period to period and may not meet market expectations; risks that any financial guidance we provide may not be accurate; risks that our clinical trials will not be completed when planned, may not replicate previous results, may not be predictive of real world use or may not achieve desired end-points; risks that our preclinical studies may not be predictive; risks that our NDAs for product candidates or sNDAs for label expansion requests, may not be submitted timely or receive FDA approval; risks that the launch of BYDUREON will be unsuccessful; risks that we will not be successful in our efforts to expand the reach of our sales force or in our efforts to secure an exenatide development and commercial partner outside the U.S.; risks that our expense reductions will not be as large as we expect; and other risks inherent in the drug development and commercialization process. Commercial and government reimbursement and pricing decisions and the pace of market acceptance may also affect the potential for BYETTA, SYMLIN or BYDUREON. These and additional risks and uncertainties are described more fully in the Company’s recently filed annual report on Form 10-K. Amylin disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: March 9, 2012	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt
Senior Vice President, Legal and Compliance,
and Corporate Secretary

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated March 7, 2012.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated March 7, 2012, titled “Amylin Pharmaceuticals Announces Public Offering of Common Stock.”

99.2	Press Release, dated March 8, 2012, titled “Amylin Pharmaceuticals Announces Pricing of Public Offering of Common Stock.”